Exhibit 99.1


[GRAPHIC OMITTED][GRAPHIC OMITTED]                        One Ameren Plaza
                                                          1901 Chouteau Avenue
                                                          St. Louis, MO 63103


 Contact:

 Media                           Analysts                     Investors
 Susan Gallagher                 Bruce Steinke                Investor Services
 (314) 554-2175                  (314) 554-2574               invest@ameren.com
 sgallagher@ameren.com           bsteinke@ameren.com

 FOR IMMEDIATE RELEASE

                    AMEREN ENTERS INTO EXCLUSIVE NEGOTIATIONS
             FOR THE ACQUISITION OF ILLINOIS POWER FROM DYNEGY INC.

     St. Louis, Mo., Dec. 5, 2003---Ameren Corporation (NYSE: AEE) today announced that the company is in exclusive discussions with Dynegy Inc. (NYSE:
DYN) on the possible acquisition by Ameren of Decatur, Il.-based Illinois Power Company. There can be no assurance that these discussions will lead to an agreement or that any such agreement would be completed.

     Illinois Power is an electric and natural gas distribution and transmission utility serving 590,000 electric and 415,000 gas customers in areas contiguous to Ameren's existing Illinois utility service territories. Ameren, through its subsidiaries, AmerenCILCO, AmerenCIPS and AmerenUE, currently serves more than 970,000 electric and gas customers in Illinois and has approximately 3,200 employees in Illinois. Ameren has a track record of providing high-quality, reliable electric and natural gas services in Illinois, and if a transaction is consummated, would commit to bringing this same level of performance to the customers and communities served by Illinois Power. In addition, and consistent with its past acquisitions of AmerenCILCO and AmerenCIPS, Ameren would maintain Illinois Power's headquarters in Decatur, Ill., honor all existing labor agreements and bring long-term value to all stakeholders. Further, Ameren would not propose any special legislation to complete this acquisition.

     Any transaction between the parties would be subject to satisfactory completion of Ameren's due diligence, negotiation of final terms and structure, negotiation and execution of definitive agreements, receipt of approvals from the boards of directors of both companies and required regulatory approvals, in addition to other conditions.

     Ameren does not anticipate making any further announcements until a definitive agreement is reached or the discussions are terminated.

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     With  assets  of $13.5  billion,  Ameren  owns a  diverse  mix of  electric generating plants strategically located in its Midwest market with a capacity of more than 14,500 megawatts. Ameren serves 1.7 million electric customers and 500,000 natural gas customers in a 49,000 square-mile area of Missouri and Illinois.

Forward-Looking Statements
--------------------------

     Statements made in this release, which are not based on historical facts, are "forward-looking" and, accordingly, involve risks and uncertainties that could cause actual results to differ materially from those discussed. Although such "forward-looking" statements have been made in good faith and are based on reasonable assumptions, there is no assurance that the expected results will be achieved. These statements include (without limitation) statements as to future expectations, beliefs, plans, strategies, objectives, events, conditions, and financial performance. In connection with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, the company is providing this cautionary statement to identify important factors that could cause actual results to differ materially from those anticipated. The following factors, in addition to those discussed elsewhere in this release and in past and subsequent securities filings, could cause actual results to differ materially from management expectations as suggested by such "forward-looking" statements:

o    the satisfactory completion of Ameren's due diligence;
o the parties ability to negotiate final terms and structure and to negotiate and execute definitive transaction agreements;
o    the receipt of board of directors and required regulatory approvals; and
o the satisfaction of other conditions precedent to the consummation of any such transaction.

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